The following is a reconciliation of the numerators and denominators of the basic and diluted earnings per share computations (in thousands, except per share data):


                                       Three Months Ended March 31,
                                           1998             1997
------------------------------------ ----------------- ---------------
Numerator                                      $24,136         $22,771

Denominators:
  Basic shares outstanding                      51,827          51,630
  Dilutive option effect                           730             626
------------------------------------ ----------------- ---------------
  Dilutive shares outstanding                   52,557          52,256
------------------------------------ ----------------- ---------------
EPS:
  Basic                                          $0.47           $0.44
  Diluted                                        $0.46           $0.43
------------------------------------ ----------------- ---------------